Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Fourth Quarter and Full Year 2014 Operating Results

Adjusted Net Income of $12.6 Million, or $0.14 per Fully Diluted Share for the Fourth Quarter;

$128.8 Million, or $1.45 per Fully Diluted Share for Full Year 2014

Adjusted EBITDA of $19.7 Million for the Fourth Quarter; $213.4 Million for Full Year 2014

Assets Under Administration (“AUA”) of $214.2 Billion; up 5.8% from the Year-Ago Period

9,023 Total Advisors on Platform at the End of Fourth Quarter;

97.0% Annualized Advisor Retention1; Robust Advisor Recruiting Pipeline

1,268 Advisors Added in 2014, Representing $131.3 Million Gross Dealer Concession (“GDC”);
1,144 Total Advisors Attrited, Representing $65.1 Million in GDC; $92.4 Million Increase in Net GDC2 for Full Year 2014

242 Advisors Added in Fourth Quarter, Representing $33.8 Million in Gross GDC;
$20.9 Million Increase in Net GDC2 for the Quarter

$1.1 Billion Wholesale Distribution Equity Sales for the Fourth Quarter; $9.7 Billion for Full Year 2014

Investment Banking and Capital Markets Revenues $10.8 Million for the Fourth Quarter, with an Additional
$4.5 Million to be Recognized in the First Quarter due to a Timing Delay Associated With the Closing of the
ARC Healthcare Trust Acquisition;

Investment Banking and Capital Markets Revenue of $126.7 Million for Full Year 2014

Introduces 2015 Adjusted EBITDA Guidance of $244 Million - $268 Million, Excluding Wholesale Distribution Segment;

Expects 2015 Adjusted Net Income per Fully Diluted Share of $1.43 - $1.59

NEW YORK, February 24, 2014 -- RCS Capital Corporation (“RCS Capital” or the “Company”) (NYSE: RCAP) announced today actual and pro forma operating results for the three and twelve months ended December 31, 2014. Operating highlights are provided below. All per share results are expressed on a fully diluted basis.

“The long-term fundamentals of our business have never been stronger, while demand remains robust for both independent financial advice and the broad array of investment solutions we distribute,” said Michael Weil, Chief Executive Officer of RCS Capital. “The Company is well-positioned to capitalize on favorable economic trends in the U.S. which should drive our growth for many years. Our Company plays an essential role in meeting the financial needs of the over two million retail clients we serve as they plan for retirement and navigate ever increasing complex financial markets and market turbulence.”

Mr. Weil continued, “I am pleased with the tremendous progress we made in 2014 in achieving a number of key strategic initiatives that position the company for long-term growth. First, retail advisor retention rates again remained strong at 97% and our recruiting pipeline remains solid as we continue to focus on retaining and recruiting profitable advisors. Second, our wholesale distribution business maintained its industry leading position and finished the year with nearly 1,600 active selling agreements, up from 1,151 from the prior year. Third, we raised $9.7 billion in total equity for the year and we are encouraged by the recent improvements we are seeing in the business, including the $275 million of equity we raised in January 2015. Fourth, our Investment Banking and Capital Markets businesses are well-positioned for upcoming M&A and liquidity activity in connection with those programs we currently distribute as well as the significant amount of capital estimated to recycle in the industry by Robert A. Stanger of $50 billion. Fifth, we continue to build out our syndication and underwriting business. And finally, our investment management business continues to perform well as we expand its leadership position in the liquid alternative investment space.”

[1]	Based on trailing 12 month regrettable gross dealer concession
[2]	Represents regrettable GDC

1

Highlights for the Fourth Quarter and Full Year 2014:

Revenue3: $583.6 million for fourth quarter and $2.8 billion for the full year 2014, up 8.9% year-over-year

Adjusted Net Income: $12.6 million for fourth quarter, or $0.14 per fully diluted share; $128.8 million pro forma for full year 2014, or $1.45 per fully diluted share

Retail Advice Assets Under Administration4: Up 5.8% from the year-ago period to $214.2 billion

Recruitment: 242 financial advisors recruited in fourth quarter representing $33.8 million in trailing 12-month Gross GDC; GDC from advisors recruited in fourth quarter 161% higher than GDC of attrited advisors; $20.9 million in net recruited GDC in the fourth quarter compared to $6.2 million in the third quarter; 116 net attrited advisors in the fourth quarter.

Advisor Retention: 97.0% advisor retention realized for the quarter based on trailing 12-month GDC

Advisor Base: 9,023 independent retail financial advisors currently on platform servicing approximately 2.1 million clients; over 9,500 independent financial advisors including advisors from previously announced pending acquisitions of VSR Group, Inc. (“VSR”) and Girard Securities, Inc. (“Girard”)

Synergies: Will meet or exceed $57 - $65 million in revenue synergies and cost savings projection, with the majority effective on or before January 1, 2015; incremental synergies expected in 2015 and 2016

Balance Sheet and Cash Position5: $218.5 million of cash and equivalents at the end of the fourth quarter, inclusive of regulatory capital

2015 Guidance:

Adjusted EBITDA of approximately $244 - $268 million, which excludes the impact of the Wholesale segment and reflects
Retail Advice Adjusted EBITDA of $190 million - $210 million, which excludes $10 million of annualized corporate overhead expenses

Adjusted Net Income of approximately $137 million - $153 million on a fully diluted basis (excluding impact of the Wholesale segment)

Adjusted Net Income per share of $1.43 - $1.59 based on approximately 96 million fully diluted shares outstanding; this reflects shares issued and issuable in connection with recent and pending acquisitions, including the pending VSR and Girard transactions

[3]	Excludes ($79.2) million non-cash revenue loss for the fourth quarter and ($48.6) million for the full year 2014, recognized from fair market value accounting of embedded derivatives in securities issued in connection with the Cetera financing
[4]	Excludes the effect of pending acquisitions of VSR Group and Girard Securities
[5]	Includes restricted cash, segregated under federal and other regulations and cash equivalents

2

	Three Months Ended			Twelve Months Ended (a)
		December 31,			December 31,
	2014	2013 (a)	% Change	2014	2013	% Change
Revenue ($ million)	$504.3	$687.9	-27%	$2,762.1	$2,582.2	7%
AUA ($ billion)	$214.2	$202.4	6%	$214.2	$202.4	6%
Number of Advisors	9,023	8,900	1%	9,023	8,900	1%
Equity Sales ($ billion)	$1.1	$2.4	-55%	$9.7	$10.2	-5%

Net Income ($ million)	$(122.6)	$(1.4)	8546%	$(145.8)	$(25.0)	483%
Net Income per diluted share	$(1.33)	$(0.02)	8546%	$(1.64)	$(0.28)	483%

Adjusted Net Income ($ million)	$12.6	$42.7	-70%	$128.8	$124.8	3%
Adjusted Net Income per diluted share	$0.14	$0.46	-70%	$1.45	$1.41	3%

Adjusted EBITDA ($ million)	$19.7	$70.5	-72%	$213.4	$207.3	3%

Fully Diluted Shares Outstanding (millions)	92.1	92.1		88.7 (b)	88.7 (b)

	Three Months Ended					Twelve Months Ended (a)
			December 31,	(a)			December 31,
	2014		2013		% Change	2014	2013	% Change
Retail Advice
AUA ($ billion)	$214.2		$202.4		6%	$214.2	$202.4	6%
Revenue ($ million)	$484.9		$457.8		6%	$1,948.1	$1,690.4	15%
Number of Advisors	9,023		8,900		1%	9,023	8,900	1%
Adjusted EBITDA	$25.8	(c)	$27.6		-7%	$119.1	$94.9	25%

Wholesale Distribution
Equity Sales ($ billion)	$1.1		$2.4		-55%	$9.7	$10.2	-5%
Revenue ($ million)	$92.1		$186.6		-51%	$805.9	$869.1	-7%
Adjusted EBITDA	$(9.9)		$(6.2)		60%	$5.1	$44.7	-88%

Capital Markets
Revenue ($ million)	$10.8		$53.5		-80%	$126.7	$84.8	49%
Adjusted EBITDA	$3.9		$46.2		-91%	$82.9	$61.0	36%

Investment Management
AUM ($ billion)	$2.5		$2.4		4%	$2.5	$2.4	4%
Revenue ($ million)	$14.9		$15.9		-7%	$61.5	$47.6	29%
Adjusted EBITDA	$3.2		$3.2		-2%	$12.2	$7.2	69%

[a]	All 2013 numbers are proforma. Twelve months ended December 2014 are proforma.
[b]	Average pro forma fully diluted shares outstanding for the twelve months.
[c]	Includes $5.5 million of corporate overhead expenses not previously allocated.

3

Retail Advice

Retail Advice revenue for the fourth quarter was $484.9 million, up 5.9% compared to the year-ago quarter, primarily driven by higher advisory fees and asset-based revenues. Retail Advice revenue declined 3.9% from the previous quarter, driven by a decrease in transactional revenue due to lower sales of direct participation products, which is consistent with a temporary industry-wide fourth quartet pull-back, as well as a decrease in sales of mutual funds and variable annuities. Pro forma Retail Advice revenue for the full year 2014 was $1,948.1 million compared to $1,690.4 million for the full year 2013, up 15.2% year-over-year.

Adjusted EBITDA for the fourth quarter was $25.8 million, down 6.5% from the year-ago quarter, primarily due to lower commission-based revenue as well as two quarters of 2014 corporate expense allocations not previously allocated to the segment representing $5.5 million. Pro forma Adjusted EBITDA was $119.1 million for the full year 2014 compared to $94.9 million, up 25.5% year-over-year. Excluding the impact of the $5.5 million of corporate overhead allocation to the retail segment during the quarter, which includes allocation of third and fourth quarter costs not previously included in segment results, fourth quarter Retail Adjusted EBITDA would have increased by 13.4% year-over-year.

•	60.2% recurring revenue; 31.5% fee-based revenue
•	9,023 independent financial advisors currently servicing over 2.1 million clients nationwide[6]
•	9,500+ independent financial advisors, including advisors from the previously announced pending acquisitions of VSR and Girard Securities
•	$214.2 billion Assets Under Administration, up 5.8% from the year-ago period
•	97.0% annualized advisor retention for the fourth quarter (based on trailing 12-month GDC)
•	242 financial advisors recruited in the fourth quarter, representing $33.8 million in trailing 12-month GDC
•	GDC from advisors recruited in fourth quarter 161% higher than GDC of advisors who left platform; Net GDC recruited was $20.9 million for the fourth quarter
•	1,268 financial advisors recruited in the full year 2014 representing $131.3 million of GDC compared to 1,144 total advisors who left the platform representing $65.1 million of GDC; $92.4 million net GDC recruited for the full year 2014

Advisory Fee and Services revenue, which includes both client advisory fees and administrative fees, was $143.1 million for the fourth quarter, up 11.6% from the year-ago quarter. Advisory Fee and Services revenue pro forma for the full year 2014 was $557.0 million compared to $469.2 million for the full year 2013, up 18.7% year-over-year.

Commission-Based revenue, which includes transactional commissions and “trails,” was $282.2 million for the fourth quarter, essentially in-line from the year-ago quarter. Commission-based revenue was $1,172.1 million pro forma for the full year 2014 compared to $1,037.6 million for the full year 2013, up 13.0% year-over-year.

Asset-Based Fee revenue, which includes strategic partner, cash sweep, and mutual fund networking fees, was $10.5 million for the fourth quarter, up 27.5% from the year-ago quarter. Asset-Based fee revenue was $38.8 million pro forma for the full year 2014 compared to $31.3 million for the full year 2013, up 23.8% year-over-year.

Transaction-Based and Other revenue, which includes ticket and other trading charges, advisor fees, other account fees (e.g., IRA fees) and other revenue, was $49.1 million for the fourth quarter, up 15.3% from the year-ago quarter. Transaction-Based and Other revenue was $180.2 million for the full year 2014 compared to $152.3 million for the full year 2013, up 18.3% year-over-year.

RCS Capital’s average cash sweep balance for the fourth quarter of 2014 was $7.6 billion, compared to $7.5 billion for the prior quarter.

“While maintaining focus on helping our advisors grow their businesses, we continue to make significant progress across all of our key initiatives, creating a unique value proposition for our financial advisors,” said Lawrence “Larry” Roth, Chief Executive Officer of Cetera Financial Group. “Over the past several months, we have laid the foundation by investing in the platform and rolled out several key initiatives to position the company for long-term success. We have made structural changes to the organization that create two distinct and highly strategic advantages. First, we have established a group of shared service functions that allow us to achieve the benefits of scale, while maintaining important, distinct advisor-facing functions that remain critical to our ability to retain and recruit advisors to the unique firms within our broker-dealer family. Second, we have centered the organization around delivering high-value business development and marketing programs designed to help our advisors build growing and increasingly profitable businesses.”

[6]	Excludes the effect of pending acquisitions of VSR Group, Inc. and Girard Securities

4

Wholesale Distribution[7]

•	$9.7 billion of Equity Capital raised for the full year 2014
•	$1.1 billion of Equity Capital raised for the fourth quarter 2014
•	$275 million Equity Capital raised for January 2015 compared to $270 million for December 2014
•	Highly variable cost structure
•	1,568 current active selling agreements in place compared to 1,151 agreements at the beginning of 2014
•	30 investment programs currently in distribution or registration, offering approximately $40 billion in equity
•	14 programs sponsored or co-sponsored by affiliates of RCS Capital are currently in distribution or registration with affiliated programs representing approximately 62% of total registered equity
•	No more than 6.9% of 2014 equity capital raised through one broker-dealer
•	Achieved 40.4% market share among managing broker-dealers based on 2014 sales; nearly two times the combined sales of the next two wholesale broker-dealers[8]
•	Distributed top three non-traded REITs and four of the top five non-traded programs for 2014[7]

Wholesale Distribution revenue for the fourth quarter was $92.1 million on $946 million in total direct investment sales compared to $186.6 million on $2.1 billion in total direct investment sales for the year-ago quarter. Pro forma Wholesale Distribution revenue for the full year 2014 was $805.9 million compared to $869.1 million for the full year 2013. Consistent with lower year-over-year equity sales, Adjusted EBITDA for the fourth quarter was ($9.9) million. Adjusted EBITDA for the full year 2014 was $5.1 million.

“With over $50 billion of direct investment equity expected to monetize through liquidity events industry wide over the next 36 months, including six closed programs representing nearly $10 billion of equity distributed by Realty Capital Securities, there is significant opportunity to recapture equity capital into our second and third generation programs,” said Bill Dwyer, Chief Executive Officer of Realty Capital Securities. “With 30 investment programs in distribution or registration, we remain well positioned to meet the continued demand for alternative investment products. Our diversity of investment solutions, our size and scale, which includes one of the largest and most experienced wholesale teams in the industry, are all clear competitive advantages.”

Mr. Dwyer added, “We place tremendous value in our relationships with hundreds of firms and thousands of selling group members. We ended January with 1,568 active selling agreements in place, as compared to the 1,151 agreements at the beginning of 2014, a significant competitive advantage for the company. Importantly, we expect the ongoing reinstatement of our selling agreements and the strengthening of our selling group will continue to be a positive contributor to our capital raising activities.”

Investment Banking and Capital Markets

Investment Banking and Capital Markets revenue for the full year 2014 was $126.7 million compared to $84.8 million for full year 2013, up 49.4% year-over-year. Investment Banking and Capital Markets revenues were $10.8 million for the fourth quarter, with an additional $4.5 million to be recognized in the first quarter of 2015 due to a timing delay associated with the closing of the ARC Healthcare Trust acquisition. Revenue was $53.5 million for the year-ago quarter. Adjusted EBITDA for the fourth quarter was $3.9 million. Adjusted EBITDA for the full year 2014 was $82.9 million.

Performance within the Investment Banking and Capital Markets segment was as follows:

•	Investment Banking revenue was $0.9 million for the fourth quarter, and $67.3 million for the full year 2014
•	Transaction Management revenue was $4.9 million for the fourth quarter and $37.7 million for the full year 2014
•	Transfer Agent revenue was $3.9 million for the fourth quarter and $20.6 million for the full year 2014

“Strength in the equity markets and continued low interest rates has fueled the capital markets,” said Brian Jones, RCS Capital’s Chief Financial Officer. “As we project a positive market for M&A and capital markets activities, we are strategically expanding our underwriting and syndicate business to leverage our retail network, providing independent advisors access to new issues. By expanding and diversifying our investment banking model, we will add new revenue contributions from our syndicate and private placement business in 2015.”

Mr. Jones continued, “While Investment Banking and Capital Markets revenues tend to be uneven quarter-to-quarter given the timing of engagements, our 2015 pipeline for strategic advisory engagements is robust. RCS is currently engaged on six strategic advisory transactions, two of which are unaffiliated transactions, with estimated total transaction value of approximately $14 billion, and we expect a total of 8 to 10 transactions to close over the course of 2015.”

[7]	Includes Strategic Capital, Hatteras, and ARC Income Funds distributed through Realty Capital Securities
[8]	According to Robert A. Stanger & Co. – December 2014 Market Pulse

5

Investment Management

•	Investment platform provides eleven open-end mutual funds and two closed-end funds as of year-end 2014
•	Hatteras Funds Assets Under Management was $2.5 billion in the fourth quarter, up 3.8% from the year-ago quarter

Investment Management revenue for the fourth quarter was $14.9 million compared to $15.9 million for the year-ago quarter. Investment Management revenue for the full year 2014 was $61.5 million compared to $47.6 million for the full year 2013, up 29.4% year-over-year.

Adjusted EBITDA for the fourth quarter was $3.2 million compared to $3.2 million for the year-ago quarter. Pro forma Adjusted EBITDA for the full year 2014 was $12.2 million compared to $7.2 million for the full year 2013, up 69.5% year-over-year.

Conference Call Details

RCS Capital will host an earnings conference call reviewing these results and its operations beginning at 11:00 a.m. E.T. today. The call will be conducted by Mr. Weil, Chief Executive Officer of RCS Capital, Mr. Jones, Chief Financial Officer of RCS Capital, Mr. Roth, Chief Executive Officer of Cetera Financial Group, Mr. Dwyer, Chief Executive Officer of Realty Capital Securities, and Brian Nygaard, Chief Operating Officer of RCS Capital.

Live Call

Dial In (Toll Free): 1-888-317-6003

International Dial In (Toll Free): 1-412-317-6061

Canada Dial In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 8040228

Conference Replay*

US Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088

Canada Dial In (Toll Free): 1-855-669-9658

Conference Number: 10059035

*Available one hour after the end of the conference call through May 24, 2015 at 9:00 a.m. E.T.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Pro Forma Financial and Operating Highlights

Fourth quarter and full year 2014 results shown below are on an actual and pro forma basis, respectively. Pro forma results, consistent with prior quarters, include acquisitions and related financing transactions as if completed at the beginning of the period shown. In addition, RCS Capital reports certain non-GAAP financial metrics, including pro forma Adjusted EBITDA and Adjusted Net Income. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section and the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures.” RCS Capital uses a 40% tax rate to estimate the tax impact in its earnings. RCS Capital believes Adjusted Net Income remains a useful indicator of its performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our results of operations.

6

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. The statements in this press release also include statements regarding the projections of RCS Capital that were based on estimates. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results. The projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. The estimates also reflect assumptions as to certain business decisions that are subject to change. This press release also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these projections. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. Actual results may differ materially from those contemplated by such forward-looking statements and projections due to certain factors, including RCS Capital’s ability to integrate pending acquisitions and businesses acquired in recent acquisitions into RCS Capital’s existing businesses. Additional factors that may affect future results are contained in RCS Capital’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements, estimates or projections speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements or estimates to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Jonathan Keehner	Brian D. Jones, CFO
Mahmoud Siddig	RCS Capital Corporation
Joele Frank, Wilkinson Brimmer Katcher	bjones@rcscapital.com
jkeehner@joelefrank.com	(646) 937-6903
msiddig@joelefrank.com
(212) 355-4449

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135

7

RCS Capital Corporation

Consolidated Statements of Financial Condition

(Dollars in thousands, except shares and par value amounts)

	December 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$199,435	$70,059
Cash and securities segregated under federal and other regulations	19,030	-
Available-for-sale securities	11,473	8,528
Trading securities	10,242	7,708
Fees and commissions receivable	86,193	14,637
Reimbursable expenses receivable	20,922	19,356
Receivable from customers	17,224	-
Investment banking fees receivable	7,617	21,420
Receivables from broker, dealers, clearing organizations and other	40,933	12,534
Prepaid expenses and other assets	85,674	4,139
Property and equipment, net of accumulated depreciation	24,746	1,883
Deferred compensation plan investments	83,456	-
Notes receivable (net of allowance)	68,989	13,270
Deferred financing fees	27,808	-
Intangible assets (net of amortization)	1,243,525	83,005
Goodwill	519,361	79,986
Total assets	$2,466,628	$336,525

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Payable to customers	$13,832	$-
Payable to broker-dealers	1,240	1,259
Commissions payable	100,816	17,440
Accrued expenses and accounts payable	96,377	37,496
Deferred revenue	11,518	4,169
Derivative contracts	81,150	-
Other liabilities	25,517	758
Deferred compensation plan accrued liabilities	84,963	-
Net deferred tax liability	266,202	23,567
Contingent and deferred consideration	145,430	2,180
Long-term debt	804,411	33,302
Total liabilities	1,631,456	120,171

MEZZANINE EQUITY
11% Series B Preferred Stock $0.001 par value, 100,000,000 shares authorized, 5,800,000 issued and outstanding as of December 31, 2014, and no shares authorized, issued or outstanding as of December 31, 2013	147,497	-
11% Series B Preferred Stock $0.001 par value, 100,000,000 shares authorized, 5,800,000 issued and outstanding as of December 31, 2014, and no shares authorized, issued or outstanding as of December 31, 2013	111,673	-

STOCKHOLDERS' EQUITY
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 70,575,356 issued and outstanding as of December 31, 2014, and 100,000,000 shares authorized, 13,764,929 issued and outstanding as of December 31, 2013	71	14
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 1 issued and outstanding as of December 31, 2014, and 100,000,000 shares authorized, 24,000,000 issued and outstanding as of December 31, 2013	-	24
Additional paid-in capital	718,842	180,528
Accumulated other comprehensive loss	(120)	(46)
Retained earnings	(176,832)	1,164
Total stockholders' equity	541,961	181,684
Non-controlling interest	34,041	34,670
Total liabilities, mezzanine equity and equity	$2,466,628	$336,525

8

RCS Capital Corporation

Pro Forma Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in thousands)

	Year Ended December 31,
	2014	2013
Revenues
Selling commissions	$537,974	$559,275
Dealer manager fees	238,837	301,947
Retail commissions	1,057,301	947,527
Investment banking fees	66,760	45,499
Advisory and asset-based fees	598,528	504,411
Transfer agency revenue	17,182	8,667
Services revenue	38,332	29,681
Reimbursable expenses	9,457	2,226
Investment fee revenue	51,646	41,662
Other	146,129	141,324
Total revenues	2,762,147	2,582,219

Expenses
Wholesale commissions	417,337	469,263
Wholesale reallowance	81,577	72,834
Retail commissions and advisory	1,507,618	1,320,731
Investment fee expense	31,461	23,997
Internal commissions, payroll and benefits	372,119	305,462
Conferences and seminars	38,065	37,799
Travel	14,837	13,185
Marketing and advertising	18,949	14,602
Professional fees	51,913	38,740
Data processing	44,806	31,933
Quarterly fee	8,298	7,523
Acquisition related costs	40,455	15,888
Interest expense	73,494	73,400
Occupancy	28,529	24,731
Depreciation and amortization	112,417	108,060
Clearing and exchange fees	23,656	34,447
Outperformance bonus	7,991	492
Other	131,671	30,856
Total expenses	3,005,192	2,623,943
Income before taxes	(243,045)	(41,723)
Provision for income taxes	(97,218)	(16,689)
Net income	$(145,827)	$(25,034)

9

RCS Capital Corporation

Reconciliation of Pro Forma GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Year Ended
	December 31, 2014	December 31, 2013

Net income attributable to RCS Capital Corporation (Non-GAAP)	$(145,827)	$(25,034)
Add back: Interest	73,494	73,400
Add back: Provision (benefit) for income taxes	(97,218)	(16,689)
Add back: Depreciation and amortization expense	111,139	108,060
EBITDA (Non-GAAP)	$(58,412)	$139,737
Add back: Non-cash equity compensation	39,729	10,668
Add back: Acquisition and integration related expenses	57,432	25,218
Add back: Capitalized advisor compensation	13,651	12,264
Add back: Change in contingent and deferred consideration	8,983	936
Add back: Change in the fair value of embedded derivative contracts	48,635	-
Add back: ARCP Settlement	60,000	-
Add back: Other	43,338	18,457
Adjusted EBITDA (Non-GAAP)	$213,357	$207,280

Net income attributable to RCS Capital Corporation (Non-GAAP)	$(145,827)	$(25,034)
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	23,838	6,401
Add back: Acquisition and integration related expenses	34,459	15,131
Add back: Capitalized advisor compensation	8,190	7,359
Add back: Change in contingent and deferred consideration	5,390	562
Add back: Change in the fair value of embedded derivative contracts	29,181	-
Add back: ARCP Settlement	36,000	-
Add back: Other	33,631	18,702
Total EBITDA Adjustments	170,689	48,154
Amortization of intangible assets	103,958	101,710
Adjusted net income (Non-GAAP)	$128,820	$124,830

Adjusted fully diluted shares (Non-GAAP)	88,735	88,735

Net Income per share (Non-GAAP)	$(1.64)	$(0.28)

EBITDA per adjusted share (Non-GAAP)	$(0.66)	$1.57

Adjusted EBITDA per adjusted share (Non-GAAP)	$2.40	$2.34

Adjusted net income per adjusted share (Non-GAAP)	$1.45	$1.41

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RCS Capital Corporation

Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in thousands, except share and per share data)

	Year Ended
	December 31,
	2014	2013
Revenues:
Selling commissions	$457,189	$516,634
Dealer manager fees	214,088	283,801
Retail commissions	752,875	47,936
Investment banking fees	65,935	45,484
Advisory and asset-based fees	436,008	36,526
Transfer agency revenue	17,182	8,667
Services revenue	38,790	29,681
Reimbursable expenses	9,424	2,226
Investment fee revenue	30,129	-
Transaction fees	121,151	4,137
Other revenue	(43,999)	(25)
Total revenues	2,098,772	975,067

Expenses:
Wholesale commissions	385,777	511,469
Wholesale reallowance	61,314	83,426
Retail commissions and advisory	1,068,191	69,009
Investment fee expense	16,070	-
Internal commissions, payroll and benefits	292,494	128,751
Conferences and seminars	37,207	27,460
Travel	13,896	6,203
Marketing and advertising	14,379	8,575
Professional fees	41,782	5,812
Data processing	35,519	8,974
Quarterly fee	2,030	5,996
Acquisition-related costs	19,740	4,587
Interest expense	49,154	241
Occupancy	23,291	6,092
Depreciation and amortization	71,447	2,208
Clearing and exchange fees	23,603	2,426
Outperformance bonus	9,709	492
Legal settlement	60,000	-
Other expenses	42,717	3,488
Total expenses	2,268,320	875,209
Income (loss) before taxes	(169,548)	99,858
Provision (benefit) for income taxes	(46,485)	1,843
Net (loss) income	(123,063)	98,015
Less: net income attributable to non-controlling interests	8,925	95,749
Less: preferred dividends and deemed dividends	144,997	-
Net (loss) income attributable to Class A common stockholders	$(276,985)	$2,266
Per Share Data
Net income (loss) per share attributable to Class A common stockholders
Basic	$(5.58)	$0.29
Diluted	$(5.58)	$0.28

Weighted-average basic shares	49,765,685	7,885,186
Weighted-average diluted shares	49,765,685	8,025,208

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RCS Capital Corporation

Reconciliation of GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Twelve Months Ended
	December 31, 2014	December 31, 2013

Net income attributable to RCS Capital Corporation (GAAP)	$(123,063)	$98,015
Add back: Interest expense	49,154	241
Add back: Provision (benefit) for income taxes	(46,485)	1,843
Add back: Depreciation and amortization expense	71,447	2,208
EBITDA (Non-GAAP)	$(48,947)	$102,307
Add back: Non-cash equity compensation	23,694	1,497
Add back: Acquisition related expenses	37,232	6,262
Add back: Capitalized advisor compensation	8,869	573
Add back: Change in contingent and deferred consideration	8,865	10
Add back: Change in the fair value of embedded derivative contracts	48,636	-
Add back: ARCP settlement	60,000	-
Add back: Other	27,993	-
Adjusted EBITDA (Non-GAAP)	$166,342	$110,649

Net income attributable to RCS Capital Corporation (GAAP)	$(123,063)	$98,015
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	17,197	1,469
Add back: Acquisition related expenses	27,023	6,146
Add back: Capitalized advisor compensation	6,437	562
Add back: Change in contingent and deferred consideration	6,434	10
Add back: Change in the fair value of embedded derivative contracts	35,300	-
Add back: ARCP settlement	43,548	-
Add back: Other	20,317	-
Total EBITDA Adjustments	156,257	8,187
Amortization of intangible assets	66,214	1,892
Adjusted net income (Non-GAAP)	$99,407	$108,094

Average shares outstanding
Class A common stock	52,462	7,885
Class B common stock	-	24,000
Adjusted Shares (GAAP)	52,462	31,885

Net Income (loss) per share (GAAP)	$(5.58)	$0.29

EBITDA per adjusted share (Non-GAAP)	$(0.93)	$3.21

Adjusted EBITDA per adjusted share (Non-GAAP)	$3.17	$3.47

Adjusted net income per adjusted share (Non-GAAP)	$1.89	$3.39

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We use earnings before interest, taxes, depreciation and amortization, or EBITDA, pro forma Adjusted EBITDA and Pro forma Adjusted Net Income, which are non-GAAP measures, as supplemental measures of our performance that are not required by, or presented in accordance with GAAP. None of the non-GAAP measures should be considered as an alternative to any other performance measure derived in accordance with GAAP. We use EBITDA, pro forma Adjusted EBITDA and Pro Forma Adjusted Net Income as an integral part of our report and planning processes and as one of the primary measures to, among other things:

•	Our ability to integrate the acquired businesses into our existing businesses;
•	Monitor and evaluate the performance of our business operations;
•	Facilitate management’s internal comparisons of the historical operating performance of our business operations;
•	Facilitate management’s external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels;
•	Analyze and evaluate financial and strategic planning decisions regarding future operating investments;
•	Provide useful information to investors regarding financial and business trends related to our results of operations; and
•	Plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

We define EBITDA as earnings before non-controlling interest, interest, taxes, depreciation and amortization. Pro forma Adjusted EBITDA represents earnings on a pro forma basis before interest, taxes, depreciation and amortization, share-based compensation, acquisition and integration related costs (including integration-related employee compensation and related costs) and other non-recurring charges. We define adjusted net income as net income attributable to RCS Capital (using a 40% tax rate to illustrate the tax impact for comparative purposes) and adjusted to exclude acquisition related expenses and equity-based compensation and other items. We believe similarly titled measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA, Pro forma Adjusted EBITDA, pro forma Adjusted Net Income and other similar metrics when reporting their financial results. Our presentation of Pro forma Adjusted EBITDA and Pro forma Adjusted Net Income should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

The non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP.

Some of these limitations are:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;
•	They do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and depreciation and amortization are non-cash expense items that are reflected in our statements of cash flows.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP measures only for supplemental purposes. Please see our financial statements and the related notes thereto.

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